                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)              October 1, 1998


                           HUDSON GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)


        DELAWARE                        1-5896                 13-1947395
(State or other jurisdiction          Commission             (I.R.S. Employer
of incorporation)                     File Number            Identification No.)

                111 GREAT NECK ROAD, GREAT NECK, NEW YORK 11021
             (Address of principal executive offices and zip code)

Registrant's telephone number, including area code:  (516) 487-8610

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5. Other Events

           On October 1, 1998, LAGS (USA) Inc. ("LAGS") gave notice to Hudson General Corporation (the "Registrant") of exercise of its option to increase LAGS' interest in Hudson General LLC ("Hudson LLC") from 26% to 49% (the "Option"). The exercise price of the Option is $29,627,000 and is to be paid by LAGS on or about November 2, 1998. As a result of the exercise of the Option, the Registrant's investment in Hudson LLC and paid-in-capital will be increased by approximately $25,600,000 and $12,700,000 (net of deferred income taxes and transactional fees), respectively. The Registrant is presently unable to determine when, or whether, such deferred income taxes will result in a current tax liability.

           LAGS (USA) Inc. is a direct wholly-owned subsidiary of Lufthansa Airport and Ground Services GmbH, and an indirect wholly-owned subsidiary of Deutsche Lufthansa AG. LAGS was granted the Option under the terms of the Unit Purchase and Option Agreement dated February 27, 1996 with the Registrant pursuant to which LAGS acquired its initial 26% interest in Hudson LLC.

           Upon payment of the exercise price to Hudson LLC, LAGS will acquire from Hudson LLC 230 additional Class B Units of Hudson LLC. Concurrently therewith, the Registrant will convert 230 of the Class A Units of Hudson LLC held by it into 230 new non-voting Preferred Units (the "Preferred Units") of Hudson LLC. After giving effect to the exercise of the Option as described above and the Registrant's exchange of 230 Class A Units for 230 Preferred Units, LAGS will own 490 Class B Units and the Registrant will own 510 Class A Units (representing 49% and 51%, respectively, of the aggregate number of outstanding Class A and Class B Units). The Preferred Units have a liquidation preference of $128,811 per Unit, and are redeemable by Hudson LLC at any time on or after August 1, 2001 for an amount equal to the liquidation preference. From and after October 1, 2001, the Preferred Units, if not previously called for redemption, are convertible, at the option of the holders, into Class A Units on a one-for-one basis. The Preferred Units are entitled to receive a fixed distribution, payable quarterly, commencing on December 31, 1998. The fixed distribution rate shall be a percentage equal to 25 basis points below the 24-month United States treasury note yield, as defined, until September 30, 2001, and an Internal Revenue Service safe harbor rate, as defined, thereafter. Such distributions are cumulative, and all such distributions must be made in full before any distribution may be made in respect of the Class A and Class B Units.



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       (c) Exhibits

         10.8(e) Fifth Amendment to the Limited Liability Company Agreement dated May 31, 1996, effective as of June 1, 1996, among the Registrant, LAGS (USA) Inc. and Hudson General LLC dated as of September 28, 1998.

         99.1 Press Release issued on September 17, 1998 relating to approval by the Supervisory Board of Deutsche Lufthansa AG of the exercise of Option by LAGS (USA) Inc.

         99.2 Press Release issued on October 1, 1998 relating to the notice of exercise of Option by LAGS (USA) Inc.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HUDSON GENERAL CORPORATION
                                               (Registrant)

Date:  October 16, 1998


                                         /s/    Michael Rubin
                                         --------------------------------
                                                Michael Rubin
                                                President


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                                  EXHIBIT INDEX



                                                                        PAGE NO.
                                                                        --------
10.8(e)    Fifth Amendment to the Limited Liability Company Agreement     5-12
           dated May 31, 1996, effective as of June 1, 1996, among the
           Registrant, LAGS (USA) Inc. and Hudson General LLC dated as of September 28, 1998.

99.1       Press Release issued on September 17, 1998.                   13-14

99.2       Press Release issued on October 1, 1998.                      15-16

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